Exhibit 32.2

Certification

Pursuant to 18 United States Code § 1350

In connection with the quarterly report of Modine Manufacturing Company (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael B. Lucareli, Executive Vice President, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2025

/s/ Michael B. Lucareli
Michael B. Lucareli
Executive Vice President, Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.